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                                                                            23.4

                                 ERNST & YOUNG

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 23, 1996, with respect to the Statement of Revenues and Certain Expenses of Tower 56 (the Property) for the year ended December 31, 1995, included in the Current Report on Form 8-K Amendment No. 1 dated January 22, 1997, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

New York, New York
February 27, 1998